Exhibit (a)(1)(B)

Letter of Transmittal
To Tender Shares of Common Stock
Pursuant to the Offer to Purchase for Cash
Dated June 30, 2008
by
CYBEROPTICS CORPORATION
of
Up to 1,714,285 Shares of its Common Stock
at a Purchase Price Not Greater Than $10.75 nor Less Than $8.75 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 29, 2008,
UNLESS THE OFFER IS EXTENDED.

The Depositary for the tender offer is:

WELLS FARGO SHAREOWNER SERVICES

By Mail:	By Hand or Overnight Courier:

Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Shareowner Services	Shareowner Services
Voluntary Corporate Actions	Voluntary Corporate Actions
P.O. Box 64854	161 North Concord Exchange
St. Paul, Minnesota 55164-0854	South St. Paul, Minnesota 55075

          Delivery of this Letter of Transmittal and all other documents to an address other than as set forth above will not constitute a valid delivery.

The instructions set forth in the Letter of Transmittal should be read carefully before it is completed.

DESCRIPTION OF SHARES TENDERED

CERTIFICATES TENDERED (ATTACH ADDITIONAL SIGNED LIST IF NECESSARY)

NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) (PLEASE FILL IN, IF BLANK, EXACTLY AS NAME(S) APPEAR(S) ON SHARE CERTIFICATE(S)) and/or ACCOUNT STATEMENT	CERTIFICATE NUMBER(S)	TOTAL NUMBER OF SHARES REPRESENTED BY CERTIFICATE(S)	NUMBER OF SHARES TENDERED(1)

TOTAL SHARES TENDERED

(1)

If you wish to tender fewer than all shares represented by any certificate listed above, please indicate in this column the number of shares you wish to tender. Otherwise, all shares represented by such certificate will be deemed to have been tendered. See Instruction 4.

          Indicate below the order (by certificate number) in which shares are to be purchased in the event of proration (attach additional signed list if necessary). If you do not designate an order, if less than all shares tendered are purchased due to proration, shares will be selected for purchase by Wells Fargo. See Instruction 15.

1st: _________________	2nd: ___________________	3rd: ___________________	4th: ____________________

          ☐Lost Certificates. I have lost my certificate(s) for ________shares and require assistance in replacing the shares. (See Instruction 12).

          This Letter of Transmittal is to be used either if (i) certificates for shares of CyberOptics common stock are to be forwarded herewith, or (ii) unless an agent’s message (as defined in Section 3 of the Offer to Purchase (as defined below)) is utilized, if delivery of shares is to be made by book-entry transfer to an account maintained by Wells Fargo Shareowner Services (“Wells Fargo”) at The Depository Trust Company ( “DTC”), as the book-entry transfer facility, pursuant to the procedures set forth in Section 3 of the Offer to Purchase. Tendering shareholders whose certificates for shares are not immediately available or who cannot deliver either the certificates for, or a book-entry confirmation (as defined in Section 3 of the Offer to Purchase) with respect to, their shares and all other documents required hereby to Wells Fargo prior to the Expiration Time (as defined in Section 1 of the Offer to Purchase) must tender their shares in accordance with the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. See Instruction 2.

          Your attention is directed in particular to the following:

          1. If you want to retain your shares, you do not need to take any action.

          2. If you want to participate in the Offer (as defined below) and wish to maximize the chance of having CyberOptics accept for payment all the shares you are tendering, you should check the box marked “Shares Tendered at Price Determined Under the Offer” below and complete the other portions of this Letter of Transmittal as appropriate. If you agree to accept the purchase price determined in the Offer, your shares will be deemed to be tendered at the minimum price of $8.75 per share. YOU SHOULD UNDERSTAND THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $8.75 PER SHARE.

          3. If you wish to select a specific price at which you will be tendering your shares, you should select one of the boxes in the section captioned “Shares Tendered at Price Determined by Shareholder” below and complete the other portions of this Letter of Transmittal as appropriate.

DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO WELLS FARGO.

          Name of Tendering Institution: ____________________________________________________________________

          Account Number: _______________________________________________________________________________

          Transaction Code Number: ________________________________________________________________________

☐

CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO WELLS FARGO. ENCLOSE A PHOTO-COPY OF THE NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

          Name(s) of Registered Owners(s): _________________________________________________________________

          Date of Execution of Notice of Guaranteed Delivery: __________________________________________________

          Name of Institution that Guaranteed Delivery: _______________________________________________________

If delivered by book-entry transfer, check box: ☐

          THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)	SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER (SEE INSTRUCTION 5)

          By checking ONE of the following boxes INSTEAD OF THE BOX BELOW UNDER “(2) Shares Tendered at Price Determined Under the Offer,” the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by CyberOptics for the shares is less than the price checked below. A SHAREHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $8.75	☐ $9.50	☐ $10.25
☐ $9.00	☐ $9.75	☐ $10.50
☐ $9.25	☐ $10.00	☐ $10.75

OR

(2)	SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER (SEE INSTRUCTION 5)

          By checking the box below INSTEAD OF ONE OF THE BOXES ABOVE UNDER “(1) Shares Tendered at Price Determined by Shareholder,” the undersigned hereby tenders shares at the purchase price, as the same shall be determined by CyberOptics in accordance with the terms of the Offer. For purposes of determining the purchase price, those shares that are tendered by the undersigned agreeing to accept the purchase price determined in the Offer will be deemed to be tendered at the minimum price of $8.75 per share.

☐

The undersigned wants to maximize the chance of having CyberOptics purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by CyberOptics in accordance with the terms of the Offer. THE UNDERSIGNED SHOULD UNDERSTAND THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $8.75 PER SHARE.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

ODD LOTS
(See Instruction 14)

          To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐

is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

          In addition, the undersigned is tendering either (check one box):

☐	at the purchase price, as the same will be determined by CyberOptics in accordance with the terms of the Offer (persons checking this box need not indicate the price per share above); or

☐	at the price per share indicated above in the section captioned “Price (In Dollars) per Share at Which Shares Are Being Tendered”.

CONDITIONAL TENDER
(See Instruction 13)

          A tendering shareholder may condition his or her tender of shares upon CyberOptics purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by CyberOptics pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor before completing this section. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased from me, if any are purchased from me, is: ________________ shares.

          If, because of proration, the minimum number of shares designated will not be purchased, CyberOptics may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

Ladies and Gentlemen:

          The undersigned hereby tenders to CyberOptics Corporation (“CyberOptics”) the above-described shares of common stock, no par value (the “shares”) of CyberOptics, including the associated rights (the “Rights”) issued under Rights Agreement between the Company and Wells Fargo Bank, National Association, as Rights Agent, dated as of December 7, 1998, as amended, at the price per share indicated in this Letter of Transmittal, net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions set forth in CyberOptics’ Offer to Purchase dated June 30, 2008 (the “Offer to Purchase”), and this Letter of Transmittal (which, together with any amendments or supplements thereto or hereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged. Unless the context otherwise requires, all references to the shares shall refer to the common stock of CyberOptics and shall include the Rights; and unless the Rights are redeemed prior to the expiration of the Offer, a tender of the shares will constitute a tender of the Rights

          Subject to and effective on acceptance for payment of, and payment for, the shares tendered with this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, CyberOptics, all right, title and interest in and to all the shares that are being tendered hereby and irrevocably constitutes and appoints Wells Fargo Shareowner Services (“Wells Fargo”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such shares, to (a) deliver certificates for such shares or transfer ownership of such shares on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of CyberOptics, (b) present such shares for cancellation and transfer on CyberOptics’ books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms and subject to the conditions of the Offer.

          The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered hereby and that, when the same are accepted for purchase by CyberOptics, CyberOptics will acquire good title thereto, free and clear of all security interests, liens, restrictions, claims and encumbrances, and the same will not be subject to any adverse claim or right. The undersigned will, on request by Wells Fargo or CyberOptics, execute and deliver any additional documents deemed by Wells Fargo or CyberOptics to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby, all in accordance with the terms of the Offer.

          All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

          The undersigned understands that the valid tender of shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and CyberOptics on the terms and subject to the conditions of the Offer.

          It is a violation of the SEC’s Rule 14e-4 for a person acting alone or in concert with others, directly or indirectly, to tender shares for such person’s own account unless at the time of tender and at the Expiration Time such person has a “net long position” in (a) at least the number of shares that are tendered and will deliver or cause to be delivered such shares for the purpose of tender to CyberOptics within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into the number shares that is tendered and, upon the acceptance of such tender, will acquire such shares by conversion, exchange or exercise to the extent required by the terms of the Offer and will deliver or cause to be delivered such shares within the period specified in the Offer. Rule 14e-4 also provides a similar restriction on the tender or guarantee of a tender on behalf of another person. A tender of shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the undersigned’s representation and warranty to CyberOptics that (a) the undersigned has a “net long position” in shares or other securities at least equal to the shares being tendered within the meaning of Rule 14e-4, and (b) such tender of shares complies with Rule 14e-4.

          The undersigned understands that CyberOptics will, upon the terms and subject to the conditions of the Offer, determine a single per share purchase price, not greater than $10.75 nor less than $8.75 per share, that it will pay for shares properly tendered and not properly withdrawn prior to the Expiration Time in the Offer, taking into account the number of shares so tendered and the prices specified by tendering shareholders. The undersigned understands that CyberOptics will select the lowest purchase price (in multiples of $0.25) within the price range specified above that will allow it to purchase $15,000,000 in value of shares, or a lower amount depending on the number of shares properly tendered, subject to its right to amend the Offer to the extent permitted by law. The undersigned understands that all shares properly tendered at prices at or below the purchase price and not properly withdrawn will be purchased at the purchase price, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer, including its proration provisions, “odd lot” provisions and conditional tender provisions, and that CyberOptics will return at its expense all other shares, including shares tendered at prices greater than the purchase price and not properly withdrawn and shares not purchased because of proration or conditional tenders, promptly following the Expiration Time.

          In participating in the Offer to purchase for cash, the undersigned acknowledges that: (1) the Offer is established voluntarily by CyberOptics, it is discretionary in nature and it may be extended, modified, suspended or terminated by CyberOptics as provided in the Offer; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of CyberOptics’ common stock is unknown and cannot be predicted with certainty; (4) the undersigned has consulted his or her tax and financial advisors with regard to how the Offer will impact his or her personal situation; (5) any foreign exchange obligations triggered by the undersigned’s tender of shares or the recipient of proceeds are solely his or her responsibility; and (6) regardless of any action that CyberOptics takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes CyberOptics to withhold all applicable Tax Items legally payable by the undersigned.

          The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, CyberOptics, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

          The undersigned understands that CyberOptics holds certain personal information about him or her, including, as applicable, but not limited to, the undersigned’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, nationality, any shares of stock held in CyberOptics, details of all options or any other entitlement to shares outstanding in the undersigned’s favor, for the purpose of implementing, administering and managing his or her stock ownership (“Data”). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his or her country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his or her country. The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom held any shares of stock. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Offer. The undersigned understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost. The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact Wells Fargo.

          Unless otherwise indicated herein under “Special Payment Instructions,” please issue the check for payment of the purchase price and return any certificates for shares not tendered or accepted for payment in the name(s) of the registered holder(s) appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for payment of the purchase price and return any certificate for shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Shares Tendered.” In the event that both the “Special Delivery Instructions” and the “Special Payment Instructions” are completed, please issue the check for payment of the purchase price and return any certificates for shares not tendered or accepted for payment in the name(s) of, and deliver such check return such certificates to, the person or persons so indicated. Please credit any shares tendered herewith by book-entry transfer that are not accepted for payment by crediting the account at DTC. The undersigned recognizes that CyberOptics has no obligation pursuant to the “Special Payment Instructions” to transfer any shares from the name of the registered holder(s) thereof if CyberOptics does not accept for payment any of the shares so tendered.

NOTE: SIGNATURE MUST BE PROVIDED ON PAGE 8.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 6, 7 and 8)

To be completed ONLY if certificates for shares not accepted for payment and the check for payment of the purchase price of shares accepted for payment are to be issued in the name of someone other than the undersigned.

Issue to:

Name ____________________________________________________________________________________________
(Please Print)

Address __________________________________________________________________________________________
(Include Zip Code)

_____________________________________________________________________________________________________
(Taxpayer Identification or Social Security Number) (See Substitute Form W-9 Included Herewith)

SPECIAL DELIVERY INSTRUCTIONS (See Instruction 8)

To be completed ONLY if certificates for shares not accepted for payment and the check for payment of the purchase price of shares accepted for payment are to be sent to someone other than the undersigned or to the undersigned at an address other than that above.

Mail to:

Name

(Please Print)

Address

(Include Zip Code)

SIGN HERE
(Also Complete Substitute Form W-9 Below)

(Signature(s) of Shareholder(s))

Dated: ________, 2008

          (Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) for the shares or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 6.)

Name(s) ___________________________________________________________________________________________
(Please Print)

Capacity (full title) ___________________________________________________________________________________

Address ____________________________________________________________________________________________
(Include Zip Code)

Daytime Area Code and Telephone Number: ______________________________________________________________

Taxpayer Identification or Social Security Number: _________________________________________________________
(Complete Accompanying Substitute Form W-9)

GUARANTEE OF SIGNATURE(S) (If Required — See Instructions 1 and 6)

APPLY MEDALLION GUARANTEE STAMP BELOW

PAYER’S NAME: Wells Fargo Shareowner Services
SUBSTITUTE FORM W-9	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number(s) OR Employer Identification Number(s)

Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”)

Part 2 — Certification —
Under penalties of perjury, I certify that:

(1)  The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);

(2)  I am not subject to backup withholding because (a) I am exempt from withholding or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)  I am a U.S. citizen or other U.S. person (including a U.S. resident alien)

Part 3 — Awaiting TIN ☐ Part 4 — Exempt TIN ☐

Certification Instructions — You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax returns. However, if after being notified by the IRS stating that you were subject to backup withholding you received another notification from the IRS stating you are no longer subject to backup withholding, do not cross out item (2). If you are exempt from backup withholding, check the box in Part 4.

	Signature:	Date:
Name:
(Please Print)
Address:
(Please Print)

NOTE:

FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE
BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

          I certify under penalties of perjury that a taxpayer identification number has not been issued to me and that either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to Wells Fargo by the time of payment, 28% of all reportable payments made to me will be withheld until I provide a number, and that if I do not provide my taxpayer identification number within 60 calendar days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding.

Signature:_____________________________________________________________ Date: _________________________

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

          1. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if either (a) this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Instruction 1, includes any participant in DTC’s system whose name appears on a security position listing as the owner of the shares) of shares tendered herewith, unless such registered holder(s) has completed the box entitled “Special Payment Instructions” on this Letter of Transmittal or (b) such shares are tendered for the account of a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “eligible institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an eligible institution. Shareholders may also need to have any certificates they deliver endorsed or accompanied by a stock power, and the signatures on these documents also may need to be guaranteed. See Instruction 6.

          2. Requirements of Tender. This Letter of Transmittal is to be completed by shareholders either if certificates are to be forwarded herewith or, unless an agent’s message (as defined below) is utilized, if delivery of shares is to be made pursuant to the procedures for book-entry transfer set forth in Section 3 of the Offer to Purchase. For a shareholder validly to tender shares pursuant to the Offer, either (a) a Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by Wells Fargo at one of its addresses set forth on the back of this Letter of Transmittal prior to the Expiration Time and either certificates for tendered shares must be received by Wells Fargo at one of such addresses or shares must be delivered pursuant to the procedures for book-entry transfer set forth herein (and a book-entry confirmation must be received by Wells Fargo), in each case prior to the Expiration Time, or (b) the tendering shareholder must comply with the guaranteed delivery procedures set forth below and in Section 3 of the Offer to Purchase.

          Shareholders whose certificates for shares are not immediately available or who cannot deliver their certificates and all other required documents to Wells Fargo or complete the procedures for book-entry transfer prior to the Expiration Time may tender their shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Pursuant to those procedures, (a) tender must be made by or through an eligible institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery, in the form provided by CyberOptics, must be received by Wells Fargo prior to the Expiration Time and (c) the certificates for all tendered shares in proper form for transfer (or a book-entry confirmation with respect to all such shares), together with a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by Wells Fargo, in each case within three business days after the date of execution of the Notice of Guaranteed Delivery as provided in Section 3 of the Offer to Purchase. The term “agent’s message” means a message transmitted by DTC to, and received by, Wells Fargo and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that CyberOptics may enforce such agreement against such participant.

          The method of delivery of shares, this Letter of Transmittal and all other required documents, including delivery through DTC, is at the sole election and risk of the tendering shareholder. Shares will be deemed delivered only when actually received by Wells Fargo (including, in the case of a book-entry transfer, by book-entry confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

          Except as specifically provided by the Offer to Purchase, no alternative, conditional or contingent tenders will be accepted. No fractional shares will be purchased. All tendering shareholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance for payment of their shares.

          3. Inadequate Space. If the space provided in the box entitled “Description of Shares Tendered” in this Letter of Transmittal is inadequate, the certificate numbers and/or the number of shares of common stock should be listed on a separate signed schedule attached hereto.

          4. Partial Tenders (Not Applicable to Shareholders Who Tender by Book-Entry Transfer). If fewer than all the shares represented by any certificate submitted to Wells Fargo are to be tendered, fill in the number of shares that are to be tendered in the box entitled “Number of Shares Tendered.” In that case, if any tendered shares are purchased, new certificate(s) for the remainder of the shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, promptly after the acceptance for payment of, and payment for, the shares tendered herewith. All shares represented by certificates delivered to Wells Fargo will be deemed to have been tendered unless otherwise indicated.

          5. Indication of Price at Which Shares are Being Tendered. For shares to be properly tendered, the shareholder MUST either (1) check the box indicating the price per share at which such shareholder is tendering shares under the section captioned “Price (in Dollars) per Share at Which Shares Are Being Tendered” or (2) check the box in the section captioned “Shares Tendered at Price Determined Under the Offer” in order to maximize the chance of having CyberOptics purchase all of the shares tendered (subject to the possibility of proration) (shareholders should understand that this election may lower the purchase price and could result in the tendered shares being purchased at the minimum price of $8.75 per share). For purposes of determining the purchase price, those shares that are tendered by shareholders agreeing to accept the purchase price determined in the Offer will be deemed to be tendered at the minimum price. Selecting option (1) could result in none of the shareholder’s tendered shares being purchased if the purchase price for the shares turns out to be less than the price selected by the shareholder. Selecting option (2) may lower the purchase price and could result in the shareholder receiving the minimum price of $8.75 per share. Only one box under (1) or (2) may be checked. If more than one box is checked, or if no box is checked, there is no proper tender of shares. A shareholder wishing to tender portions of such shareholder’s share holdings at different prices must complete a separate Letter of Transmittal for each price at which such shareholder wishes to tender each such portion of such shareholder’s shares. The same shares cannot be tendered unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

          6. Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

          If any of the shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.

          If any shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

          If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to CyberOptics of his or her authority to so act must be submitted with this Letter of Transmittal.

          If this Letter of Transmittal is signed by the registered owner(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or certificates for shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an eligible institution.

          If this Letter of Transmittal is signed by a person other than the registered owner(s) of the shares tendered hereby, or if payment is to be made or certificate(s) for shares not tendered or not purchased are to be issued to a person other than the registered owner(s), the certificate(s) representing such shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an eligible institution. See Instruction 1.

          7. Stock Transfer Taxes. The Company will pay any stock transfer taxes with respect to the transfer and sale of shares to it pursuant to the Offer. If, however, payment of the purchase price is to be made to, or if shares not tendered or accepted for payment are to be registered in the name of, any person(s) other than the registered owner(s), or if shares tendered hereby are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered owner(s) or such person(s)) payable on account of the transfer to such person(s) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted with this Letter of Transmittal.

          Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

          8. Special Payment. If a check for the purchase price of any shares accepted for payment is to be issued in the name of, and certificates for any shares not accepted for payment or not tendered are to be issued in the name of a person other than the signer of this Letter of Transmittal, the appropriate boxes on this Letter of Transmittal should be completed and signatures must be guaranteed as described in Instructions 1 and 6.

          9. Irregularities. The Company will determine in its sole discretion all questions as to the purchase price, the number of shares to accept, and the validity, eligibility (including time of receipt), and acceptance for payment of any tender of shares. Any such determinations will be final and binding on all persons participating in the Offer, subject to such participant’s disputing such determination in a court of competent jurisdiction. The Company reserves the absolute right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in CyberOptics’ counsel’s opinion, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the tender of any particular shares, and CyberOptics’ interpretation of the terms of the Offer, including these instructions, will be final and binding on all persons participating in the Offer, subject to such participant’s disputing such determination in a court of competent jurisdiction. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as CyberOptics shall determine. None of CyberOptics, Wells Fargo, the Information Agent (as defined in the Offer to Purchase) or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

          10. Backup Withholding and Withholding. In order to avoid United States backup withholding at a rate of 28% on payments of cash pursuant to the Offer, a shareholder surrendering shares in the Offer must, unless an exemption applies, provide Wells Fargo with such shareholder’s correct taxpayer identification number (“TIN”), and certify that the shareholder is a U.S. person on Substitute Form W-9 below in this Letter of Transmittal, certify under penalties of perjury that such TIN is correct and that the shareholder is not subject to backup withholding. If a shareholder does not provide a correct TIN or fails to provide the certifications described above, the Internal Revenue Service (the “IRS”) may impose a $50 penalty on such shareholder, and payment of cash to such shareholder pursuant to the Offer may be subject to backup withholding of 28%.

          Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be refunded or credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is provided to the IRS.

          A tendering shareholder is required to give Wells Fargo the TIN (i.e., taxpayer identification number or social security number) of the record owner of the shares being tendered. If the shares are held in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.

          The box in part 3 of the Substitute Form W-9 may be checked if the tendering shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in part 3 is checked, the shareholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding that the box in part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, Wells Fargo will withhold 28% on all payments made prior to the time a properly certified TIN is provided to Wells Fargo. However, these amounts will be refunded to such shareholder if a TIN is provided to Wells Fargo within 60 days.

          Some shareholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding. Any foreign shareholder will be subject to withholding at a rate of 30% on payments received pursuant to the Offer, unless Wells Fargo determines that a reduced or zero rate of withholding is applicable pursuant to an applicable income tax treaty or that an exemption from withholding is applicable because such gross proceeds are effectively connected with the conduct of a trade or business within the United States. Backup withholding generally will not apply to amounts subject to the 30% or treaty-reduced rate of withholding. In order to establish an exemption from backup withholding or to obtain a reduced or zero rate of withholding under an applicable income tax treaty, a foreign shareholder must deliver to Wells Fargo before the payment is made a properly completed and executed IRS Form W-8BEN (or other applicable Form W-8) claiming such reduction or exemption. In order to claim an exemption from withholding on the grounds that gross proceeds paid pursuant to the Offer are effectively connected with the conduct of a trade or business within the United States, a foreign shareholder must deliver to Wells Fargo before the payment is made a properly completed and executed IRS Form W-8ECI claiming such exemption. Such forms can be obtained from Wells Fargo. A foreign shareholder may be eligible to file for a refund of such tax or a portion of such tax withheld if such shareholder meets the “complete redemption,” “substantially disproportionate” or “not essentially equivalent to a dividend” tests described in Section 14 of the Offer to Purchase or if such shareholder is entitled to a reduced or zero rate of withholding pursuant to a tax treaty and Wells Fargo withheld at a higher rate.

          11. Requests for Assistance or Additional Copies. Questions and requests for assistance may be directed to the Information Agent at the address set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent. You may also contact the Information Agent or your bank, broker, dealer, trust company or other nominee for assistance concerning the Offer.

          12. Lost, Destroyed or Stolen Certificates. If your certificate(s) for part or all of your shares has been lost, stolen, destroyed or mutilated, you should check the box for “Lost Certificates” in the box on page 2 and promptly send the completed Letter of Transmittal to Wells Fargo. Upon receipt of your Letter of Transmittal, Wells Fargo will provide you with instructions on how to obtain a replacement certificate. You may be asked to post a bond to secure against the risk that the certificate may be subsequently recirculated. There may be a fee and additional documents may be required to replace lost certificates. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, stolen, destroyed or mutilated certificates have been followed. You are urged to send the properly completed Letter of Transmittal to Wells Fargo immediately to ensure timely processing of documentation. If you have questions, you may contact Wells Fargo at (800) 468-9716 or at (651) 450-4064.

          13. Conditional Tenders. As described in Sections 1 and 6 of the Offer to Purchase, shareholders may condition their tenders on all or a minimum number of their tendered shares being purchased.

          If you wish to make a conditional tender, you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery. In the box in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of shares that must be purchased from you if any are to be purchased from you.

          As discussed in Sections 1 and 6 of the Offer to Purchase, proration may affect whether CyberOptics accepts conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the required minimum number of shares would not be purchased. If, because of proration, the minimum number of shares that you designate will not be purchased, CyberOptics may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares of common stock and checked the box so indicating. Upon selection by lot, if any, CyberOptics will limit its purchase in each case to the designated minimum number of shares of common stock.

          All tendered shares of common stock will be deemed unconditionally tendered unless the “Conditional Tender” box is completed.

          The conditional tender alternative is made available so that a shareholder may seek to structure the purchase of shares of common stock pursuant to the Offer in such a manner that the purchase will be treated as a sale of such shares of common stock by the shareholder, rather than the payment of a dividend to the shareholder, for U.S. federal income tax purposes. If you are an odd lot holder and you tender all of your shares of common stock, you cannot conditionally tender, since your shares of common stock will not be subject to proration. It is the tendering shareholder’s responsibility to calculate the minimum number of shares of common stock that must be purchased from the shareholder in order for the shareholder to qualify for sale rather than dividend treatment. Each shareholder is urged to consult his or her own tax advisor. See Section 14 of the Offer to Purchase.

          14. Odd Lots. As described in Section 1 of the Offer to Purchase, if CyberOptics is to purchase fewer than all shares properly tendered before the Expiration Time and not properly withdrawn, the shares purchased first will consist of all shares properly tendered by any shareholder who owned, beneficially or of record, an aggregate of fewer than 100 shares, and who tenders all of the holder’s shares at or below the purchase price. This preference will not be available to you unless you complete the section captioned “Odd Lots” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery.

          15. Order of Purchase in Event of Proration. As described in Section 1 of the Offer to Purchase, shareholders may designate the order in which their shares are to be purchased in the event of proration. The order of purchase may have an effect on the U.S. federal income tax classification of any gain or loss on the shares purchased. See Sections 1 and 14 of the Offer to Purchase.

          IMPORTANT. This Letter of Transmittal, together with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by Wells Fargo prior to the Expiration Time and either certificates for tendered shares must be received by Wells Fargo or shares must be delivered pursuant to the procedures for book-entry transfer, in each case prior to the Expiration Time, or the tendering shareholder must comply with the procedures for guaranteed delivery.

          The Letter of Transmittal, certificates for shares and any other required documents should be sent or delivered by each shareholder of CyberOptics or such shareholder’s bank, broker, dealer, trust company or other nominee to Wells Fargo at one of its addresses set forth below.

          Questions and requests for assistance may be directed to the Information Agent at the address set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent. You may also contact your bank, broker, dealer, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

Laurel Hill Advisory Group, LLC
100 Wall Street, 22nd floor
New York, NY 10005

Call toll-free: (888) 742-1305

Banks and brokers call collect: (917) 338-3181